Exhibit 23.1
                         Consent of Wolf & Company, P.C.

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statements of GreenMan Technologies, Inc. on Form S-3 (Nos. 333-22813, 333-27625, and 333-49485) of our report, which contains an explanatory paragraph about the Company's ability to continue as a going concern, dated December 22, 1998, except for Note 5 as to which the date is January 6, 1999, on the consolidated balance sheets of GreenMan Technologies, Inc. as of May 31, 1998 and September 30, 1998 and the related consolidated statements of loss, changes in stockholders' equity and cash flows for the years ended May 31, 1997 and 1998 and the four months ended September 30, 1998, which report appears in the Form 10-KSB/A-1 of GreenMan Technologies, Inc. for the transition period ended September 30, 1998.


                                                            Wolf & Company, P.C.

Boston, Massachusetts
January 22, 1999